EX-99.h.1.ii

AMENDED AND RESTATED

SCHEDULE A

VOYAGEUR MUTUAL FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

AS OF DECEMBER 1, 2025

Nomura Minnesota High-Yield Municipal Bond Fund (formerly, Macquarie Minnesota High-Yield Municipal Bond Fund)	Effective as of April 19, 2001
Nomura National High-Yield Municipal Bond Fund (formerly, Macquarie National High-Yield Municipal Bond Fund)	Effective as of April 19, 2001
Nomura Tax-Free California Fund (formerly, Macquarie Tax-Free California Fund)	Effective as of April 19, 2001
Nomura Tax-Free Idaho Fund (formerly, Macquarie Tax-Free Idaho Fund)	Effective as of April 19, 2001
Nomura Tax-Free New York Fund (formerly, Macquarie Tax-Free New York Fund)	Effective as of April 19, 2001

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND SERVICE COMPANY		VOYAGEUR MUTUAL FUNDS for its series set forth in this Schedule A

By:	/s/ Richard Salus	By:	/s/ Shawn K. Lytle
Name:	Richard Salus	Name:	Shawn K. Lytle
Title:	SVP/Global Head of Fund Services/ Managing Director	Title:	President/Senior Managing Director